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                                                              Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the UIC 401(k) Retirement Savings Plan of our report dated March 2, 1994, with respect to the consolidated financial statements and schedules of United Industrial Corporation included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

     New York, New York
     December 22, 1994















































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